UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2025

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

18455 S. Figueroa Street
Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFAI	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $110,400.00 per share	FFAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2025, on March 21, 2025, Faraday Future Intelligent Electric Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with certain investors (collectively, the “Investors”). Pursuant to the SPA, the Company has agreed to sell, and the Investors have agreed to purchase, in four closings (the “Closings”), for an aggregate purchase price of $41 million, (i) senior unsecured convertible notes (the “Unsecured Notes”), (ii) common stock purchase warrants (the “Common Warrants”) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), (iii) shares of a newly designated class of the Company’s preferred stock to be known as the Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), and (iv) incremental note purchase warrants (the “Incremental Warrants”), exercisable for additional (a) Unsecured Notes, (b) Common Warrants and (c) shares of Series B Preferred Stock. On May 15, 2025, the Company entered into certain waiver and amendment agreement (the “SPA Waiver”) with the Investors, pursuant to which the Investors waived certain portions of Section 4.12(d) with respect to registration for resale of the shares of Common Stock issuable upon conversion or exercise, as applicable, of the Unsecured Notes and Common Warrants (including such Unsecured Notes and Common Warrants issuable upon exercise of the Incremental Warrants) and amended Section 2(b)(ii) of the SPA with respect to the timing of certain Closings, in each case, as further described below.

Registration Rights Adjustments

Pursuant to the SPA Waiver, the Investors agreed that the Company (i) is permitted to only register for resale by the Investors on the initial registration statement (the “Initial Registration Statement”) shares of Common Stock issuable upon conversion of the Unsecured Notes issued at the first Closing, and (ii) is not required to register on the Initial Registration Statement any shares of Common Stock underlying (a) the Common Warrants or (b) any Unsecured Notes, Common Warrants and Incremental Warrants to be issued at subsequent Closings, provided, however, the Company agrees to use commercially reasonable efforts to file a subsequent registration statement to register (x) the unregistered portion of the Common Stock issuable upon conversion and exercise of Unsecured Notes, Common Warrants, and Incremental Warrants, as applicable, for resale by an Investor within forty-five (45) calendar days after the later of (1) the date on which the Initial Registration Statement is declared effective and (2) the date that such Investor so requests and (y) the shares of Common Stock underlying Unsecured Notes, Common Warrants and Incremental Warrants issued at a subsequent Closing within forty-five (45) calendar days after the later of (A) the date on which the Initial Registration Statement is declared effective and (B) the date of such applicable subsequent Closing.

Closing Conditions Adjustments

Pursuant to the SPA, in the event any closing conditions have not been satisfied on or prior to the date on which a subsequent Closing was otherwise scheduled to be held, such subsequent Closing could be postponed for up to twenty (20) business days. Pursuant to the SPA Waiver, Section 2(b)(ii) of the SPA was amended such that in the event that the closing price of the Common Stock is below $1.00 during such twenty (20) business day period, the applicable subsequent Closing shall occur within twenty (20) business days following the first (1st) trading day on which the closing price of the Common Stock is equal to or greater than $1.00. Accordingly, the second Closing will not occur prior to Friday, May 15, 2025, as previously required by the SPA.

In addition, the Company and the Investors agreed to amend Section 2(b)(ii) of the SPA such that the Company has the right, at its sole discretion, to reduce a portion of an Investor’s purchase price to be funded at any individual Closing (provided that the Company will not reduce a March Investor’s aggregate commitment amount).

The description of the SPA Waiver set forth herein is not complete and is qualified in its entirety by reference to the Form of SPA Waiver, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Form of SPA Waiver

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: May 15, 2025	By:	/s/ Koti Meka
	Name:	Koti Meka
	Title:	Chief Financial Officer

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